southprop inc.
A Real Estate Service and Investment Company
6000 Lake Forrest Drive, Suite #235
Atlanta, GA 30328
(404) 252-2121
Fax (404) 252-2660

June 9, 2008

Bonnie Gerald
Emtec, Inc.
500 Satellite Blvd.
Suite A
Suwanee, GA 30024

Re: First Lease Amendment

Dear Bonnie:

Enclosed please find one fully executed copy of your Lease Amendment. If you have any further questions please give me a call.

Sincerely,
GS&T Properties LLC

Gina Brown
Office Manager

Cc: Property file

FIRST LEASE AMENDMENT

THIS LEASE AMENDMENT made and entered into this 6th day of June 2008 by and between GS&T Properties, LLC (hereinafter referred to as "Lessor") and Emtec Inc. (hereinafter referred to as "Lessee") and Southprop, Inc. (hereinafter referred to as "Agent").

WITNESSETH

WHEREAS under the date of September 2, 2004 parties entered into a lease covering the premises located at 500 Satellite Blvd., Suwanee, GA.

WHEREAS the parties desire to amend said Lease Agreement as set out hereinafter.

NOW THEREFORE for valuable consideration paid by each of the parties to the other, receipt of which is hereby acknowledged, it is agreed between the parties as follows:

1. Commencing April 1, 2008 and ending at the termination of the existing Lease, Lessee shall lease 5000 square feet of undelineated space within Suite B at an initial monthly base rate of $2187.00 plus the prorata amount of CAM, Taxes and Insurance. The monthly base rent shall be adjusted on the annual adjustment date in accordance with Paragraph 5.6 of the Lease. Lessee acknowledges that the additional space in Suite B is "open" space that is not separated from the remainder of Suite B. Lessee accepts space "as is". Lessee accepts all risks of leasing space in Suite B. Suite B shall be included in the required insurance of the Lease. Lessor shall not be responsible for equipment or merchandise stored in Suite B.

2. Should Lessor lease Suite B prior to the end of Emtec's Lease then Lessor and Lessee shall agree on a specific area within Suite B that will be excluded from suite B and added to Suite A.

3. Lessee shall pay any amount over and above $354.00 per month in utilities serving Suite B during its occupancy. Lessee shall be billed each month for the overage.

4. New monthly expenses effective April 1, 2008:

Base Rent	$15,832.00
CAM	757.00
Taxes	1,321.00
Insurance	268.00
Total Monthly Rent	$18,178.00

EXCEPT as otherwise provided herein, all terms and conditions of said Lease Agreement and Amendments shall remain in full force and effect

As to Lessee, signed, sealed and delivered in the presence of:	**LESSEE:** Emtec, Inc.
Witness: Bonnie Gerald	By: Ron A. Seitz
Notary Public:__________	Its: President
As to Agent, signed, sealed and delivered in the presence of:	**AGENT**: SOUTHPROP, INC.
Witness: Annie Brown	By: [signature]
Notary Public:__________	Its: President